UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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NuVasive, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT!
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2009
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATIONS
CORPORATE GOVERNANCE
COMMUNICATIONS WITH DIRECTORS
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2009

The Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”) will be held on May 21, 2009, at 8:00 AM local time at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect three Class II directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 27, 2009 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov
Chief Executive Officer and Chairman of the Board

San Diego, California
April 1, 2009

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.
NuVasive, Inc.
7475 Lusk Boulevard
San Diego, CA 92121
(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009

GENERAL

NuVasive, Inc. (the “Company”) made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 21, 2009, at 8:00 AM local time, at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). These Notices were mailed to stockholders on or about April 3, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of three directors for terms expiring in 2012; (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and (iii) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules recently adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish proxy materials, including this proxy statement and our Annual Report for fiscal year 2008, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Our Annual Report for fiscal year 2008 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on March 27, 2009, are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2009, there were 36,408,410 outstanding shares of common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting at 7475 Lusk Boulevard, San Diego, California 92121, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

6.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name”, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instruction to your broker, your shares may constitute “broker non-votes.” If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instruction to your broker or other nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A vote of “WITHHOLD” with respect to the election of one or more of the nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

For each other item, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e. “FOR” the nominees to the Board listed in these materials and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009).

10.	What vote is needed to approve each of the proposals?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock voted in the election of directors.

Each other item requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item.

11.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD AND FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP.

12.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in question 7) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

13.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. Though the Company has not yet, it may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $10,000 plus expenses.

14.	Could other matters be decided in the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Alexis V. Lukianov and Jason M. Hannon) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and publish the final results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2009.

16.	How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2009 annual meeting of stockholders occurring in 2010?

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board for the annual meeting of stockholders to be held in 2010 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before December 1, 2009; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2010 more than 30 days before or after the one-year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2009

This Proxy Statement and the Company’s Fiscal year 2008 Annual Report are both available at www.proxydocs.com/nuva.

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of March 15, 2009, is set forth below:

			Term Expires on
			the Annual Meeting	Director
Name	Age	Position	held in the Year	Class

Alexis V. Lukianov	53	Chairman of the Board and Chief Executive Officer	2010	III
Jack R. Blair	66	Audit Committee and Nominating & Corporate Governance Committee (Chairperson)	2010	III
Peter C. Farrell, Ph.D., AM	66	Nominating & Corporate Governance Committee	2009	II
Lesley H. Howe	64	Audit Committee (Chairperson)	2009	II
Robert J. Hunt	59	Audit Committee and Compensation Committee	2011	I
Eileen M. More	62	Compensation Committee (Chairperson) and Nominating & Corporate Governance Committee	2009	II
Hansen A. Yuan, M.D.	65	Compensation Committee and Nominating & Corporate Governance Committee	2011	I

At the Annual Meeting, the stockholders will vote on the election of Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More as Class II directors to serve for a three-year term until the annual meeting of stockholders in 2012 and their successors are elected and qualified. All directors hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Any proxy granted with respect to the Annual Meeting cannot be voted for greater than three nominees.

NOMINEES AND CONTINUING DIRECTORS

Pursuant to a resolution adopted by a majority of the authorized number of directors, the authorized number of members of the Board has been set at seven. The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Alexis V. Lukianov

Alexis V. Lukianov has served as our President, our Chief Executive Officer, and a director since July 1999, and as Chairman of our Board of Directors since February 2004. Mr. Lukianov has nearly 25 years of experience in the orthopaedic industry with 20 years in senior management. Prior to joining NuVasive, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. Mr. Lukianov also held various executive positions with Medtronic Sofamor Danek, Inc. including President of USA. He also directed a business unit at Smith & Nephew Orthopaedics and managed an orthopaedic joint venture between Stryker and Meadox Medical. Mr. Lukianov attended Rutgers University and served in the U.S. Navy. Mr. Lukianov serves on the boards and the executive committees of BIOCOM and Medical Device Manufacturers Association (MDMA), and is on the boards of Volcano Corporation, a publicly traded company that develops products that aid in the diagnosis and treatment of vascular and structural heart disease, and Ophthonix, Inc., a privately held company focused on vision correction technology.

Jack R. Blair

Jack R. Blair has served as a member of our Board of Directors since August 2001. During his 18 year career ending in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations. He held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO, Inc., an orthopedic medical device company. He also serves as a director of a privately-held orthopedic company, a privately-held tissue repair company and a privately-held specialty chemicals company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM has served as a member of our Board of Directors since January 2005. Dr. Farrell was founding Chairman and Chief Executive Officer of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, which positions he held from 1989 to 2007. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board of Directors since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to May 2007, he served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. After a 30 year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG for three years, Mr. Howe worked as an independent financial and business consultant for three years advising clients on acquisition due diligence and negotiation strategies, as well as financing strategies. Mr. Howe currently serves on the board of directors of P.F. Chang’s China Bistro, Inc., an owner and operator of restaurants; Jamba Inc., the leading retailer of quality blended fruit beverages; and Volcano Corp., a developer of products that aid in the diagnosis and treatment of vascular and structural heart disease. Mr. Howe received a B.S. in business administration from the University of Arkansas.

Robert J. Hunt

Robert J. Hunt has served as a member of our Board of Directors since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc., for eight years, serving as Executive Vice President and Chief Financial Officer and director. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant.

Eileen M. More

Eileen M. More has served as a member of our Board of Directors since June 2007. Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, for over 20 years. Ms. More founded Oak’s healthcare investment practice, and was also an active investor in information technology, with early stage investments in dozens of successful healthcare and technology companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer. Ms. More retired from Oak in 2002, but continues to serve on several boards. She currently serves on the board of directors of KBL Healthcare Acquisition Corp. III, a publicly owned blank check corporation. Ms. More is Chairman Emeritus of the Connecticut Venture Group and a board member of the University of Connecticut Research and Development Corporation. Ms. More attended the University of Bridgeport and has been awarded a Chartered Financial Analyst (CFA) charter.

Hansen A. Yuan, M.D.

Hansen A. Yuan, M.D. has served as a member of our Board of Directors since September 2005. Dr. Yuan has been a Professor of Orthopedic and Neurological Surgery at the State University of New York, Upstate Medical University in Syracuse, New York for the last 28 years. Dr. Yuan also served as President of the North American Spine Society (NASS) for two years which followed a two year tenure as Second Vice President of NASS. Dr. Yuan has served on the Associate Editorial Board at The Spine Journal since 2002 and the Department of Health and Human Services Orthopedic and Rehabilitation Devices Panel since 1994. He also currently serves as President of the International Spine Arthroplasty Society (SAS) and Editor-in-Chief of SAS on-line journal. Dr. Yuan holds an M.D. from the University of Michigan Medical School.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATIONS

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating & Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee), and should be submitted in the time frame described in the Bylaws of the Company and under the question, “How do I make a stockholder proposal for the fiscal year 2009 Annual Meeting of Stockholders occurring in 2010?” above.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2009 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

CORPORATE GOVERNANCE

The Board met six times during fiscal 2008 and action was taken via unanimous written consent one time. The Audit Committee met eleven times. The Compensation Committee met six times. The Nominating & Corporate Governance Committee met four times. Each member of the Board attended 75% or more of the Board meetings during fiscal 2008, and each member of the Board who served on either the Audit, Compensation or Nominating and Corporate Governance Committee attended at least 75% of the respective committee meetings during fiscal 2008.

Board Independence

The Board has determined that the following directors are “independent” under current NASDAQ listing standards:

Jack R. Blair
Peter C. Farrell, PhD, AM
Lesley H. Howe
Robert J. Hunt
Eileen M. More
Hansen A. Yuan, M.D.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company.

Board Committees

The Board has standing Audit, Compensation, and Nominating & Corporate Governance committees.

Audit Committee.  The Audit Committee currently consists of Lesley H. Howe (chairperson), Jack R. Blair and Robert J. Hunt. The Board has determined that all members of the Audit Committee are independent directors under the NASDAQ listing standards and each of them is able to read and understand fundamental financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and to address issues or complaints about the Company raised by stockholders. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.  The Compensation Committee currently consists of Eileen M. More (chairperson), Robert J. Hunt and Hansen A. Yuan, M.D. The Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and Chief Executive Officer (“CEO”), our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer and each of our other senior officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other executive officers are not present during this process. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.  The Nominating & Corporate Governance Committee currently consists of Jack R. Blair (chairperson), Peter C. Farrell, Ph.D., AM, Eileen M. More and Hansen A. Yuan, M.D., each of whom the Board has determined is an independent director under the NASDAQ listing standards. The Nominating & Corporate Governance Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating & Corporate Governance Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating & Corporate Governance Committees are available to the public at the Company’s website at www.nuvasive.com.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:

NuVasive, Inc.
Attn: Investor Relations
7475 Lusk Boulevard
San Diego, CA 92121

or send an e-mail to investorrelations@nuvasive.com.

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating & Corporate Governance Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock- related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All of our directors, who were directors at such time, attended the annual meeting held in 2008.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Section 2 of the Company’s Code of Conduct posted on the Company’s website at www.nuvasive.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of February 28, 2009 (or such other date as provided below) based on information available to us and filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 36,394,561 shares of our common stock outstanding as of February 28, 2009. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class

Principal Stockholders
FMR LLC(3)	5,619,341	15.44
82 Devonshire Street Boston, MA 02109
Capital Research Global Investors(4)	3,737,940	10.27
333 South Hope Street Los Angeles, CA 90071
AXA Entities(5)	1,861,717	5.12
(see footnote 5)
Barclays Entities(6)	1,856,701	5.10
(see footnote 6)
Directors and Executive Officers
Alexis V. Lukianov(7)	737,329	1.99
Jack R. Blair(8)	93,990	*
Peter C. Farrell, Ph.D, AM(9)	73,500	*
Lesley H. Howe(10)	40,500	*
Robert J. Hunt(11)	65,500	*
Eileen M. More(12)	36,250	*
Hansen A. Yuan, M.D.(13)	65,000	*
Keith C. Valentine(14)	328,950	*
Kevin C. O’Boyle(15)	128,920	*
Patrick Miles(16)	144,071	*
Jeffrey P. Rydin(17)	134,727	*
All directors and executive officers as a group (12 persons)(18)	1,976,962	5.18

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from February 28, 2009 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)	Based solely upon Amendment No. 4 to a Schedule 13G jointly filed on February 17, 2009 by FMR LLC and Edward C. Johnson III (the “FMR Reporting Persons”) containing information as of December 31, 2008. Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and wholly-owned subsidiary of FMR LLC, is the beneficial owner of 5,421,366 shares as a result of acting as investment adviser to various investment companies. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, beneficially owns 170,665 of the shares. Each of the FMR Reporting Persons, through its control of Fidelity, has sole power to dispose of the 5,421,366 shares, but neither FMR Reporting Person has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds; such power resides with the individual funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Edward C. Johnson III, however, has the sole power to vote or to direct the voting of the 27,310 of the shares.

(4)	Based solely upon Amendment No. 2 to a Schedule 13G filed on February 17, 2009 by Capital Research Global Investors, a division of Capital Research and Management Company, containing information as of December 31, 2008.

(5)	Based solely upon a Schedule 13G jointly filed on February 13, 2009 by AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Financial, Inc (the “AXA Reporting Persons”) containing information as of December 31, 2008. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, as a group (“Mutuelles AXA”), control AXA. AXA Financial, Inc. is owned by AXA. The AXA Reporting Persons are the beneficial owners of 1,861,717 shares. AXA and Mutuelles AXA, through its control of AXA, are deemed to have sole power to vote or to direct the vote of 1,698,987 of the shares and the sole power to dispose or to direct the disposition of the 1,861,717 shares. AXA Financial Inc. is deemed to have sole power to vote or to direct the vote of 1,304,301 of the shares and the sole power to dispose or to direct the disposition of the 1,467,031 shares. AXA Framlington, an entity owned by AXA, beneficially owns 394,686 of the shares and has the sole power to vote or direct the vote and to dispose of or to direct the disposition of all 394,686 shares beneficially owned by them. AllianceBernstein L.P., a majority-owned subsidiary of AXA Financial, Inc., beneficially owns 1,358,421 of the shares and has the sole power to vote or direct the vote of 1,195,691 of the shares and the sole power to dispose or to direct the disposition of all 1,358,421 shares beneficially owned by them. AXA Equitable Life Insurance, a subsidiary of AXA Financial, Inc., beneficially owns 108,610 of the shares and has the sole power to vote or direct the vote and to dispose of or to direct the disposition of all 108,610 shares beneficially owned by them. Each of AllianceBernstein L.P. and AXA Equitable Life Insurance, as subsidiaries of AXA Financial, Inc., operate under independent management and makes independent voting and investment decisions. AXA Assurances I.A.R.D Mutuelle and AXA Assurances Vie Mutuelle are located at 26, rue Drouot, 75009 Paris, France. AXA is located at 25, avenue Matignon, 75008 Paris, France. AXA Financial, Inc. is located at 1290 Avenue of the Americas, New York, New York 10104.

(6)	Based solely upon a Schedule 13G jointly filed on February 5, 2009 by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, Barclays Global Investors (Deutschland) AG (the “Barclays Reporting Persons”) containing information as of December 31, 2008. The shares reported are held by the Barclays Reporting Persons in trust accounts for the economic benefit of the beneficiaries of those accounts. The Barclays Reporting Persons have, as a group, the sole power to vote or to direct the vote of 1,743,322 shares and the sole power to dispose or to director the disposition of 1,856,701 shares. Barclays Global Investors, NA. and Barclays Global Fund Advisors are located at 400 Howard Street, San Francisco, CA 94105. Barclays Global Investors, Ltd. is located at Murray House, 1 Royal Mint Court, LONDON, EC3N 4HH. Barclays Global Investors Japan Limited is located at Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. Barclays Global Investors Canada Limited is located at Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1. Barclays Global Investors Australia Limited is located at Level 43, Grosvenor Place, 225 George

Street, PO Box N43, Sydney, Australia NSW 1220. Barclays Global Investors (Deutschland) AG is located at Apianstrasse 6, D-85774, Unterfohring, Germany.

(7)	Includes 574,092 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(8)	Includes 92,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(9)	Consists of 73,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(10)	Includes 37,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(11)	Includes 63,500 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(12)	Includes 34,250 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(13)	Includes 48,000 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(14)	Includes 323,459 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(15)	Includes 126,107 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(16)	Includes 142,601 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(17)	Includes 133,438 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

(18)	Includes 1,776,572 shares subject to options currently exercisable or exercisable within 60 days of February 28, 2009.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of March 15, 2009:

Name	Age	Position

Alexis V. Lukianov	53	Chief Executive Officer and Chairman of the Board
Keith C. Valentine	41	President and Chief Operating Officer
Kevin C. O’Boyle	53	Chief Financial Officer and Executive Vice President
Patrick Miles	43	Executive Vice President, Product Marketing and Development
Jeffrey P. Rydin	42	Senior Vice President, U.S. Sales
Jason M. Hannon	37	Senior Vice President, Corporate Development and General Counsel and Secretary

Alexis V. Lukianov has served as our Chief Executive Officer since July 1999, and as Chairman of our Board of Directors since February 2004. His biography is contained in the section of this proxy statement entitled “Nominees and Continuing Directors.”

Keith C. Valentine has served as our President and Chief Operating Officer since January 2007. Between December 2004 and January 2007, he served as our President, and between January 2002 and December 2004, he served as our Executive Vice President. Prior to that, he served as our Sr. Vice President of Marketing and

Development. With over 15 years of experience in the orthopaedic industry, Mr. Valentine has served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was later acquired by Smith & Nephew plc. and served in various capacities at Medtronic Sofamor Danek during his eight years with the company, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Kevin C. O’Boyle has served as our Chief Financial Officer since January 2003 and our Executive Vice President since December 2004. Mr. O’Boyle served in various positions during his six years with ChromaVision Medical Systems, Inc., a publicly traded medical device firm specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. Also, Mr. O’Boyle held various positions during his seven years with Albert Fisher North America, Inc., a publicly traded international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle is a CPA and received a B.S. in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California at Los Angeles, John E. Anderson Graduate Business School.

Patrick Miles has served as our Executive Vice President, Product Marketing and Development since January 2007. Prior to that, he served as our Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has over 15 years of experience in the orthopaedic industry. Mr. Miles has also served as Director of Marketing for ORATEC Interventions, Inc., a medical device company and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, as well as serving in several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

Jeffrey P. Rydin has served as our Senior Vice President, U.S. Sales since December 2005. Prior to joining us, from January 2003 to December 2005, Mr. Rydin served as Area Vice President of Orthobiologics for DePuy Spine, Inc., a subsidiary of Johnson & Johnson. With nearly 20 years of sales experience in the healthcare industry, Mr. Rydin has also served as Vice President of Sales at Orquest, Inc., a developer of biologically-based implants for orthopaedics and spine surgery, which was acquired by DePuy, as Director of Sales at Symphonix Devices, Inc., a hearing technology company, and as Director of Sales at General Surgical Innovations, Inc., a developer, manufacturer and marketer of tissue dissection systems for minimally invasive surgical procedures, which was acquired by Tyco International Ltd. Mr. Rydin holds a B.A. in Social Ecology from the University of California, Irvine.

Jason M. Hannon has served as our Senior Vice President of Corporate Development, General Counsel and Secretary since January 2009. Prior to that, Mr. Hannon served as our Senior Vice President, General Counsel, and Secretary, and as our Vice President of Legal Affairs and Secretary from June 2005 to January 2009. Prior to joining NuVasive, Mr. Hannon practiced corporate and transactional law at the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements, and corporate governance matters. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon received a B.A. degree from the University of California, Berkeley and a J.D. from Stanford Law School.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2008, such SEC filing requirements were satisfied, with the exception of: Alex Lukianov, Keith Valentine, Patrick Miles and Jeffrey Rydin each who filed one late Form 4 on January 29, 2008; and Kevin O’Boyle, who filed three late Form 4s, one on January 29, 2008, one on March 19, 2008 and one on October 17, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to		Weighted Average	Equity Compensation
	be Issued Upon Exercise		Exercise Price of	Plans (excluding
	of Outstanding Options,		Outstanding Options,	securities reflected
Plan Category	Warrants and Rights		Warrants and Rights	in column (a))

Equity compensation plans approved by stockholders	5,204,793	(1)	$25.92	932,691	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total:	5,204,793		$25.92	932,691

(1)	Consists of shares subject to outstanding options under our 1998 Stock Option/Stock Issuance Plan and our 2004 Equity Incentive Plan.

(2)	Consists of shares available for future issuance under our 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. As of December 31, 2008, an aggregate of 85,079 shares of common stock were available for issuance under the 2004 Equity Incentive Plan and 847,612 shares of common stock were available for issuance under the 2004 Employee Stock Purchase Plan. The 2004 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the lessor of: (1) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31, (2) 4,000,000 shares, or (3) a number of shares set by our Board. The 2004 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the least of: (1) 1% of the number of shares of our common stock outstanding on that date, (2) 600,000 shares, or (3) a lesser number of shares determined by our Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Philosophy and Objectives

Our goal is to be successful in the intensely competitive spine surgery products and procedures market. In order to achieve that goal, we believe that it is critical that we attract, motivate and retain highly talented executives. We compete for executive talent with a number of large, well-established medical device manufacturers who, among other things, enjoy significantly greater name recognition and deeper industry connections. Our executive compensation programs are designed to:

•	Attract and retain top talent;

•	Promote achievement of individual and Company performance goals;

•	Align executives with stockholders’ interests; and

•	Support our culture of achieving superior performance through customer service and innovation.

As the basis for determining their overall compensation, we use the performance of our named executive officers in managing and growing our Company, considered in light of general economic and specific Company, industry and competitive conditions. Our executive compensation packages include a significant proportion of performance-based compensation in the form of both cash and equity incentives, which is intended to promote achievement of specific annual and long-term strategic goals with the ultimate objective of increasing stockholder value over the long term.

Determining Executive Compensation

The compensation committee of our Board, which we refer to as the Committee, establishes and oversees our executive compensation programs. The Committee annually reviews the history of all the elements of each named executive officer’s total compensation, which includes a review of (i) performance under the current annual executive cash bonus plan and (ii) appropriate equity awards for our named executive officers. The Committee typically adopts the structure for the current-year cash performance bonuses during the first quarter of each year after details regarding Company performance for the prior year become available. The Committee also determines the base salaries, the performance-based cash bonuses and the equity award grants for our named executive officers. The Committee is solely responsible for determining the CEO’s compensation. For the other named executive officers, the CEO prepares and presents to the Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Committee may accept or adjust the CEO’s recommendations.

The Committee evaluates the following factors to determine total compensation for each named executive officer:

•	Company performance against corporate objectives for the previous year;

•	individual performance against individual objectives for the previous year;

•	each executive’s performance with respect to general management responsibilities;

•	each executive’s contribution as a member of the executive management team;

•	difficulty of achieving desired Company and individual performance objectives in the coming year; and

•	value of each executive’s unique skills and capabilities to support our long-term performance objectives.

Performance Measures

The Company’s performance measures, which are used in evaluating total compensation and play an important role in performance-based cash compensation, include financial and operations goals of the Company. The Company has historically focused primarily on revenue growth as the measure of our financial goals; however, the

Company has consistently increased emphasis on the achievement of profitability as a financial goal. These goals are balanced with other Company goals, such as strategic and operational goals, which may include acquisitions or other investments that deliberately impact pre-existing financial goals, even though the performance of the named executive officers and the Company, as a whole, exceeds the goals of the Company. The financial goals of the Company are consistent with the financial guidance provided to the public and our investors. Along with our financial goals, customers’ satisfaction, operational goals and strategic objectives form the basis of our Company’s performance measures. Individual performance measures are determined in light of the Company’s performance measures and ability of the named executive officer, through his or her position, to impact the goals with his or her job performance. The individual performance measures for 2008 are philosophically consistent with past performance measures and can be reasonably achieved by the named executive officers. Historically, the named executive officers have achieved the performance measures, which has lead to the high performance for the Company. As such, the individual performance measures have served as good indicators of individual performance. The Committee has the discretion to consider other factors in determining the total compensation, or any individual component of compensation, for any named executive officer.

Benchmarking

Historically and in 2008, keeping in line with its general philosophy and recognizing the continuing high performance of the Company, the Compensation Committee sought to compensate the named executive officers at a level equal to or above the 75th percentile of its peers for outstanding performance. In late 2005, the Committee retained Compensia, Inc. to assist us and the Committee in reviewing our then-current executive compensation programs and collecting, analyzing and comparing compensation data with respect to executive officers in comparable positions at similarly situated companies. At that time, Compensia was charged with, among other things, conducting a competitive assessment of our executive compensation. In addition to talking to members of the Committee, Compensia also contacted certain of our executive officers and other employees in our human resources and legal departments to obtain historical data and insight into previous compensation practices. The data collected, analyzed and presented by Compensia provided the starting point for the Committee’s analysis of our compensation programs. The details of the peer companies selected by Compensia and other information regarding their studies are contained in our proxy statement for the annual meeting of stockholders in 2007. The peer group analysis completed by Compensia in prior years was used in determining compensation through 2008, although the peer groups may no longer be current or relevant to our Company based upon the growth of our Company and other factors.

In 2008, the Committee retained Frederick W. Cook & Co., Inc., a consulting firm specializing in executive and key employee compensation, to assist us and the Committee in reviewing our employee compensation programs and philosophies, including executive compensation, and to provide benchmarking services for executive compensation. Frederick W. Cook & Co. reviewed 2008 compensation and was instructed to, among other things, conduct an independent review of the Company’s direct compensation program for senior executives, which included our named executive officers. The review included an analysis of award types, mix of grant values, and various other measures of overall value and costs.

The following 15 publicly traded U.S.-based medical equipment, diagnostic, and device companies were selected by Frederick W. Cook & Co., Inc. for its benchmarking analysis:

American Medical Systems Edwards Lifesciences ev3 Gen-Probe Illumina	Immucor Integra LifeSciences Intuitive Surgical Lifecell Masimo	Mentor Orthofix ResMed Thoratec Wright Medical

Within this Peer Group, the Company is roughly in the 50th percentile of market capitalization. Our performance, measured by growth in revenue and increase in shareholder return over a 1-year and 3-year period, was in the top quartile of performance for our peer group. Based on Frederick W. Cook & Co.’s analysis of our 2008 compensation, our named executive compensation, as compared to our peers, fell within the following percentiles:

		Target Bonus -	Target Bonus	Total Cash	Equity	Total Direct
	Base Salaries	CEO	Other NEOs	Compensation	Compensation	Compensation

Percentile	~50th	Between 50th - 75th	>75th	Between 50th - 75th	>75th	>75th

Despite our 2008 base salaries ranking in the 50th percentile of our peer group, our total direct compensation was at a level above the 75th percentile of our peers. This was primarily due to the overachievement of the Company with respect to financial goals, revenue growth, and strategic accomplishments, as well as the performance of the named executive officers, which led to actual performance-based cash bonuses in excess of the targeted range.

Executive Summary

Historically and in 2008, the key components of compensation for our named executives consisted of base salary, performance-based cash bonus and equity incentive awards. In addition to the key components, the named executive officers are provided with the same health and welfare benefits package available to all our employees, as well as certain other perquisites. This mix of cash and equity compensation and short- and long-term compensation is designed to implement our compensation philosophy and further our overall compensation objectives by:

•	encouraging superior short- and long-term performance;

•	creating a cohesive management team to secure the future potential of our operations;

•	maximizing long-term stockholder value;

•	enabling us to grow our Company and expand our market impact; and

•	encouraging proper compliance and regulatory guidance.

We expect the 2009 compensation components to be substantially similar in design to those in 2008, with the notable exception that we will be moving away from providing perquisites to executive officers that are not provided to our employees generally.

Key Factors for Determining
Component of Compensation	Purpose	Compensation
Base Salary	Compensate executive officers for services rendered during the fiscal year	Competitive factors in our industry Market data provided by our outside consultants and gathered internally
Internal assessment of the executive’s compensation, both individually and relative to other officers
Individual performance

Performance-Based Cash Bonus	Reward our executive officers for the achievement of shorter-term Company financial and operational goals as well as achievement of individual performance goals	General criteria in the bonus plan Achievement of Company performance measures (determines size of bonus pool)

After bonus pool determined, the Committee has discretion to award bonuses or not, and decide on the actual level of the award in light of all relevant factors after completion of the fiscal year, including an executive officer’s achievement, or lack thereof, of the individual performance measures

Key Factors for Determining
Component of Compensation	Purpose	Compensation
Equity Incentive Awards	Align the long-term interests of the executive officers and the shareholders to provide retention benefits and to motivate long-term ethical conduct	Ongoing performance level Importance of retaining the executive officer’s services
The potential for the executive officer’s performance to help the Company attain our long-term goals
Replacement cost (in terms of equity) of executive officer
Sufficient unvested equity to motivate the executive officer

Perquisites	Support our recruitment and retention objectives by putting us in line with industry standards	Industry standards

Mix of Compensation

The mix of cash and non-cash compensation in our 2008 executive compensation packages varied among officers, driven by the following philosophical principles: the compensation of our most senior officers, primarily the CEO, should be tied to long-term performance (and is thus most heavily weighted to equity compensation); the compensation of our Executive Vice President, Product Marketing and Development and our Senior Vice President, U.S. Sales focuses on all areas of compensation, with special attention to achievement of shorter term sales and product introduction goals; and the compensation of our Executive Vice President and Chief Financial Officer and our President and Chief Operating Officer balances short- and long-term incentives. In all cases, we provide significant equity compensation to tie our named executives’ compensation to the long-term growth and success of our Company.

Cash Compensation

Base Salaries

For 2008, there was a larger than normal increase in the base salaries of our named executive officers due to the growth in the size of the Company, our financial performance, and the competitive market for executives to manage our rapidly-growing Company. Additionally, the substantial growth of the market capitalization of the Company in 2007 provided significant value to our investors. The changes in base salary were designed to provide competitive packages to help retain such officers, and to bring the base salaries in line with the Company’s increased size and revenue levels. The Committee recognized the performance of each of the named executive officers to be at a high level, as each delivered results that are well above average as compared to the Peer Group.

2009 Base Salary

For 2009, the salary increases were larger than the prior year, resulting not only from the growth in the size of the Company and the performance of the named executive officers, but also from the elimination of a majority of the perquisites available to the named executive officers, as well as other factors such as the increased revenues in 2008. This growth, both in terms of the size of the Company and the increased revenues, has changed our competitive landscape, and we now compete for executive talent with larger companies. As in the prior year, the Committee determined that the performance of each of the named executive officers was at a high level, as each delivered results that were well above average. Consistent with past practices and the Committee’s general philosophy, the salary increases in 2009 were designed to compensate the named executive officers at a level equal to or above the 75th percentile of the Company’s peers for its outstanding performance.

Performance-Based Cash Bonuses

Under the terms of the 2008 cash bonus plan, a pool of bonus dollars was to be funded, provided we achieved a minimum total revenue level while meeting profitability and operational goals, with the overall size of the pool growing as our financial and operational performance exceeded that minimum level. As such, the existence and size of a bonus pool was based on our overall performance, including financial and non-financial components. These financial goals are consistent with the financial guidance provided to the public and our investors and our operational goals include customers’ satisfaction, infrastructure goals and strategic objectives. Because of the over-performance of the Company, the 2008 cash bonus plan was funded at a higher level than if the Company had only met its minimum performance goals. Additional funding of the cash bonus pool is, in part, measured by how much the Company has over-achieved with respect to certain goals. The following are the milestones that trigger additional funding of the 2008 bonus pool based upon the performance of the Company: exceeding revenue guidance, exceeding EPS guidance, new product launches, accomplishment of strategic initiatives, and implementation of infrastructure scalability initiatives.

After the bonus pool is determined, the named executive officers have a potential for additional bonus upon significant over-achievement. The portion of each named executive officer’s potential bonus actually paid out is, in part, determined by his or her performance during the year as determined by the discretion of the Committee. The Committee may consider the named executive officer’s performance against individual and executive team goals.

The following table shows the targeted bonus for 2008 compared to the actual bonus paid:

		2008 Over
	2008 Base Target	-achievement
Position	Bonus Range*	Bonus Range		Actual Bonus

CEO	$450,000 — $600,000	Up to $	750,000	$750,000
President & Chief Operating Officer	$300,000 — $400,000	Up to $	500,000	$500,000
Executive Vice President & Chief Financial Officer	$157,500 — $236,250	Up to $	315,000	$200,000
Executive Vice President, Product Marketing & Development	$243,250 — $325,000	Up to $	400,000	$400,000
Senior Vice President, U.S. Sales	$225,000 — $300,000	Up to $	450,000	$450,000

*	Does not include additional bonus available upon significant over-achievement

For 2008, the Committee determined the Company met the total revenue and profitability threshold for the bonus plan and granted cash awards to the executives, which awards took into consideration achievements related to product launches, strategic initiatives, and infrastructure scalability projects. Also, the Committee determined the performance of each of the named executive officers to be at a very high level, as most delivered results that are well above expectations and met both individual and executive team goals during 2008. The Company grew closer to achieving GAAP profitability and made strides at increasing operational efficiencies. Additionally, the Company was able to achieve certain strategic objectives in 2008, such as the acquisition of the Osteocel biologics business from Osiris Therapeutics, Inc. The Company’s financial performance exceeded expectations and the guidance provided by the Company to investors throughout 2008. This over-achievement by most of the named executive officers resulted in cash bonuses in excess of the targeted bonus range. See the column titled “Non-Equity Incentive Plan Compensation” under “Summary Compensation Table” for the cash bonuses awarded to named executive officers by the Committee for 2008 performance.

2009 Bonus Plan

For 2009, our cash bonus plan will be similar to the 2008 plan. A bonus pool will be funded based on our sales growth and operational performance. Actual bonus payments will continue to be more closely tied to achieving strategic and operational objectives as well as increasing our operational efficiencies, with an increased focus on profitability as part of both the Company and individual performance measures.

Equity Compensation

We have utilized stock options because of the near universal expectation by persons in our industry that they would receive stock options. We believe that a decision to limit or eliminate our use of stock options would have a significant negative impact on our recruitment efforts, as well as retention and motivation. We have regularly considered the use of other forms of equity compensation. These considerations include reviewing changes to accounting treatment of equity compensation, such as the Statement of Financial Accounting Standards No. 123R, effective in 2006, which made the accounting treatment of stock options less attractive. As we continue to grow, alternatives to stock options are likely to form a part of our equity compensation practices with respect to executive officers, as such alternative awards may provide more near-term incentives. In 2009, we initiated the use of restricted stock units as another form of equity compensation for our employees other than our executive officers.

Stock Option Awards

Stock options granted to named executive officers in 2008 were determined based on a combination of Company performance, individual performance, an analysis of competitive pay practices and an evaluation of the sufficiency of the unvested equity awards held by named executive officers. In particular, we have undertaken to provide high levels of equity compensation to our named executive officers as we feel it is crucial to our long-term growth prospects to retain our current executive management team. Due to the long tenure of our named executive officers (leading to a significant percentage of outstanding option grants being vested) and the full vesting of all pre-IPO issued options, the Company granted the named executive officers a larger than normal grant of stock options in order to motivate and incentivize the named executive officers in accordance with our compensation philosophies and in line with an estimate of the equity cost that would be incurred to replace such individual.

Perquisites and Other Benefits

Historically and in 2008, the named executive officers received perquisites and other personal benefits that the Company and the Committee believe to be reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior executives for key positions. In 2008, the primary perquisites for our named executive officers are automobile allowances (up to $1,000 per month) and health/fitness allowance (club initiation dues plus up to $1,000 per month). While we still believe that these perquisites are within industry practice, the Committee, in 2009, decided to move away from providing named executive officers with perquisites or other benefits not available to all employees.

Our named executive officers also participate in NuVasive’s other benefit plans on the same terms as other shareowners. These plans include our 401(k) plan, medical and dental insurance and life insurance. We did not provide relocation benefits to our named executive officers in 2008, except with respect to Mr. Rydin for whom we provided $103,336 in relocation expenses, as detailed in the footnotes to the “Summary Compensation Table” below. Mr. Lukianov, Mr. Valentine, Mr. Miles and Mr. Rydin also received the benefit of payment for spousal travel to a NuVasive corporate event which was held away from our corporate headquarters to honor certain high achieving salespeople. Historically, named executive officers have participated in our Employee Stock Purchase Plan, which participation is available to all of our employees, pursuant through which they purchase shares of our common stock at a discount to market prices.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2008, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Severance and Change of Control Benefits

Cash Severance

We believe that severance benefits for named executive officers should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should also aim to disentangle the Company from the former executive as soon as practicable. For instance, while it is possible to provide salary continuation to an executive during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to pay a lump-sum severance payment in order to most cleanly sever the relationship as soon as practicable.

We have entered into severance arrangements with each of our named executive officers. Each arrangement provides that the executive shall receive a severance payment if the executive is involuntarily terminated (except with respect to our CEO to whom the severance benefits apply in any situation). The structure of the severance arrangements is in part affected by the market and our ability to attract and retain top talent as compared to competitors who have greater resources. We tied severance directly to base salary and the most recent bonus as an added incentive to the named executive officers, as the performance of the Company and each named executive officer will affect the amount of each such component of compensation. In connection with these severance payments, we do not typically continue health and other insurance benefits for our named executive officers beyond the benefits we are required to offer by law. This is consistent with our philosophy of lump-sum payments in order to cleanly sever the relationship. These severance arrangements, including equity acceleration (described below), are considered a wholly separate component of compensation and, therefore, have not influenced the Committee’s decisions regarding other elements of compensation.

Based upon a hypothetical termination date of December 31, 2008, the cash severance benefits for our named executive officers would have been as follows:

	Termination Prior to Change of Control or		Termination within 12 Months After a Change of
	More than 12 Months After Change of Control		Control
		Estimated Cash		Estimated Cash
Position	Formula	Payment	Formula	Payment

CEO	2 x (Current Salary + Most Recent Bonus)	$2,200,000	2 x (Current Salary + Most Recent Bonus)	$2,200,000
President & Chief Operating Officer	1 x (Current Salary + Most Recent Bonus)	$775,000	1.5 x (Current Salary + Most Recent Bonus)	$1,162,500
Executive Vice President & Chief Financial Officer	1 x (Current Salary + Most Recent Bonus)	$555,000	1.5 x (Current Salary + Most Recent Bonus)	$832,500
Executive Vice President, Product Marketing & Development	1 x (Current Salary + Most Recent Bonus)	$625,000	1.5 x (Current Salary + Most Recent Bonus)	$937,500
Senior Vice President, U.S. Sales	1 x (Current Salary + Most Recent Bonus)	$575,000	1 x (Current Salary + Most Recent Bonus)	$575,000

Equity Acceleration

In the event of a change of control, the Company’s acceleration plan, which applies to all employees, gives the following benefit: 50% of stock options that are unvested at the time of a change of control vest immediately, with the remaining 50% vesting immediately upon a termination of employment without cause (or resignation for good reason) within 18 months following the change of control. The vesting of equity compensation of our Senior Vice President, U.S. Sales in a change of control is handled under the Company’s acceleration plan. The vesting of equity compensation for our CEO, Executive Vice President and Chief Financial Officer, President and Chief Operating Officer, and Executive Vice President, Product Marketing and Development is the same as provided by the Company’s acceleration plan with respect to the initial 50% of stock options that are unvested at the time of a change of control, which vest immediately upon the change of control; however, the remaining 50% of stock options that are unvested at the time of a change of control will vest in equal installments over the 12 months following the change of control or immediately, if there is a termination without cause. The acceleration of equity incentives for named executive officers is consistent with the acceleration plan available to all employees and was structured to encourage retention and for our employees to share in the benefit, if any, from any change of control that may occur.

Tax and Accounting Considerations

To the extent possible, we attempt to provide compensation that is structured to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to the chief executive officer and the other four highest paid executive officers. Qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals of the Company in order to permit the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of options that can be granted to any one individual in any year for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company by our Chief Executive Officer (“CEO”), our Executive Vice President and Chief Financial Officer (“CFO”) and the Company’s next three most highly compensated executive officers for the fiscal year ended December 31, 2008. These five officers are referred to as the “named executive officers” in this Proxy Statement. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

				Non-Equity
			Option	Incentive Plan	All Other	Total
Name and Principal Position	Year	Salary ($)	Awards(1) ($)	Compensation ($)	Compensation(2) ($)	($)

Alexis V. Lukianov	2008	600,000	4,210,458	750,000	28,893	5,589,351
Chairman and CEO	2007	450,000	2,229,335	500,000	25,346	3,204,681
	2006	400,000	1,670,026	450,000	25,844	2,545,870
Keith C. Valentine	2008	400,000	2,099,881	500,000	27,535	3,027,416
President and Chief Operating Officer	2007	325,000	1,074,111	375,000	23,852	1,797,963
	2006	300,000	729,756	325,000	22,094	1,376,850
Kevin C. O’Boyle	2008	315,000	1,106,102	200,000	25,132	1,646,234
Executive Vice President and CFO	2007	285.000	642,468	240,000	22,724	1,190,192
	2006	275,000	527,888	210,000	22,849	1,035,737
Patrick Miles	2008	325,000	1,495,881	400,000	24,517	2,245,398
Executive Vice President, Product	2007	275,000	653,305	300,000	17,419	1,245,724
Marketing and Development	2006	250,000	386,964	275,000	21,417	933,381
Jeffrey P. Rydin	2008	300,000	1,156,340	450,000	127,787	2,034,127
Senior Vice President, U.S. Sales	2007	260,000	708,927	275,000	197,360	1,441,287
	2006	250,000	588,820	340,000	17,335	1,196,155

(1)	The value of the stock and option awards has been computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payments,” (SFAS 123R) which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note 7 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 2, 2009.

(2)	For each named executive officer, comprised of health/fitness allowance, car allowance, life insurance premiums and entertainment. Mr. Lukianov, Mr. Valentine, Mr. Miles and Mr. Rydin also received the benefit of payment for spousal travel to a NuVasive corporate event. Additionally, Mr. Rydin received $179,951 in relocation reimbursements in 2007, which included a one-time transfer allowance ($100,000), housing allowance for eight months including tax gross-ups for a portion of such allowance ($76,916), reimbursements for travel and meals during house hunting trips, and $103,336 in relocation reimbursements including tax gross-ups in 2008 to cover housing expenses.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our named executive officers during the fiscal year ended December 31, 2008.

					All Other
					Option
					Awards:	Exercise or
					Number of	Base Price
		Estimated Future Payments Under			Securities	of Option	Grant Date Fair
	Grant	Non-Equity Incentive Plan Awards			Underlying	Awards	Value of Option
Name	Date	Threshold(1)	Target(2)	Maximum(3)	Options (#)	($/sh)	Awards

Alexis V. Lukianov	1/4/08	—	—	—	400,000	$38.94	$5,542,856
Keith C. Valentine	1/4/08	—	—	—	200,000	$38.94	$2,771,420
Kevin C. O’Boyle	1/4/08	—	—	—	100,000	$38.94	$1,385,713
Patrick Miles	1/4/08	—	—	—	150,000	$38.94	$2,078,572
Jeffrey P. Rydin	1/4/08	—	—	—	100,000	$38.94	$1,385,713

(1)	The Company does not establish threshold amount for non-equity incentive plan awards.

(2)	The 2008 cash bonus ranges are provided above under the heading “Performance-Based Cash Bonuses”. Subject to Company and individual performance, the target cash bonus range for 2009 for each named executive officer is as follows:

Name	2009 Target Bonus Range

Alexis V. Lukianov	$600,000 — $800,000
Keith C. Valentine	$375,000 — $500,000
Kevin C. O’Boyle	$182,500 — $273,750
Patrick Miles	$281,250 — $375,000
Jeffrey P. Rydin	$262,500 — $350,000

(3)	Bonuses are awarded based on individual and Company performance, but a successful financial year for the Company is a prerequisite to the award of bonuses. There is no pre-set maximum limit applicable to bonus awards. Similar to prior years, financial and operational performance deemed to be significantly in excess of expectations of the Committee could result in a bonus opportunity of up to an additional twenty-five to fifty percent (25-50%) of base salary.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2008.

	Option Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date

Alexis V. Lukianov	102,217	—	$9.50	10/20/2014
	182,292	67,708	$18.31	1/3/2016
	143,750	156,250	$23.24	1/16/2017
	—	400,000	$38.94	1/4/2018
Keith C. Valentine	30,334	—	$9.50	10/20/2014
	75,000	—	$9.50	12/17/2014
	72,917	27,083	$18.31	1/3/2016
	71,875	78,125	$23.24	1/16/2017
	—	200,000	$38.94	1/4/2018
Kevin C. O’Boyle	9,500	—	$9.50	10/20/2014
	1,042	—	$9.50	12/17/2014
	42,253	20,312	$18.31	1/3/2016
	40,729	44,271	$23.24	1/16/2017
	—	100,000	$38.94	1/4/2018
Patrick Miles	6,352	—	$9.50	12/17/2014
	36,458	13,542	$18.31	1/3/2016
	47,917	52,083	$23.24	1/16/2017
	—	150,000	$38.94	1/4/2018
Jeffrey P. Rydin	56,000	30,000	$17.91	12/5/2015
	35,938	39,062	$23.24	1/16/2017
	—	100,000	$38.94	1/4/2018

(1)	All option awards vest 25% on the one year anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter. All option grants have a term of ten years.

Option Exercises

The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended December 31, 2008.

	Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Alexis V. Lukianov	220,700	$8,214,571
Keith C. Valentine	83,000	$3,123,726
Kevin C. O’Boyle	110,500	$4,044,826
Patrick Miles	50,592	$1,543,558
Jeffrey P. Rydin	30,000	$789,829

DIRECTOR COMPENSATION

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. The tables below set forth the compensation (cash and equity) received by our directors in 2008. We pay our directors retainers for their service on the Board. Each director receives an annual $15,000 retainer for their service on the Board. Members of the Audit Committee also receive an annual retainer of $22,500, with the Audit Committee chairperson receiving an additional annual retainer of $10,000. Members of committees other than the Audit Committee also receive an annual retainer of $3,000, with the chairpersons of such committees receiving an additional annual retainer of $3,000. No compensation is paid to any director who is also an employee of the Company.

The Company’s 2004 Equity Incentive Plan, or the 2004 Plan, provides for an automatic grant of an option to purchase 24,000 shares of the Company’s common stock (the “Initial Option”) to each non-employee director who first becomes a non-employee director. The 2004 Plan also provides for an automatic annual grant of an option to purchase 6,000 shares of our common stock (the “Annual Option”) in connection with each annual meeting of stockholders that occurs on or after May 12, 2004. However, a non-employee director granted an Initial Option on, or within a period of six months prior to, the date of the annual meeting of stockholders will not be granted an Annual Option with respect to that annual stockholders’ meeting. As our Company has grown, and the commitment required of each director has grown along with it, we have occasionally granted additional stock options to our directors.

Each Initial Option and Annual Option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. Each Initial Option will vest in 48 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or a consultant to, the Company. However, in the event of retirement of a non-employee director during the vesting period of his or her Initial Option, the Initial Option shall automatically vest on an accelerated basis to the extent it would have vested if the non-employee director had remained a director of, or consultant to, the Company through the end of the calendar year in which he or she retired. The remaining unvested shares, if any, will be forfeited and returned to the 2004 Plan. The Annual Option will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or consultant to, the Company. All automatic non-employee director options granted under the 2004 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death, in which event the director’s estate shall have one year from the date of death to exercise the option. In no event, however, shall any option granted to a director be exercisable later than the expiration of the option’s term. In the event of the Company’s merger with another corporation or another change of control, all automatic non-employee director options will become fully vested and exercisable.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2008.

	Fees Earned
	or Paid	Option
Name	in Cash ($)	Awards ($)(1)	Total ($)

Jack R. Blair	43,500	78,662	122,162
James C. Blair, Ph.D(2)	—	—	—
Peter C. Farrell, Ph.D	18,000	87,710	105,710
Lesley H. Howe	47,500	78,662	126,162
Robert J. Hunt	40,500	86,710	127,210
Eileen M. More	24,000	168,197	192,197
Hansen A. Yuan, MD	21,000	102,134	123,134

(1)	Amounts in this column reflect the dollar amounts that were recognized in fiscal 2008 for financial statement reporting purposed under SFAS 123R with respect to option awards granted to our directors in and prior to fiscal 2008.

(2)	Dr. Blair resigned as a director of the Company effective January 31, 2008.

During fiscal 2008, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table.

	Date of	Options
Name	Option Grant	Granted(1)

Jack R. Blair	05/22/2008	6,000
James C. Blair, Ph.D(2)	—	—
Peter C. Farrell, Ph.D	05/22/2008	6,000
Lesley H. Howe	05/22/2008	6,000
Robert J. Hunt	05/22/2008	6,000
Eileen M. More	05/22/2008	6,000
Hansen A. Yuan, MD	05/22/2008	6,000

(1)	All option awards vest in 12 equal monthly installments. All option grants have a term of ten years.

(2)	Dr. Blair resigned as a director of the Company effective January 31, 2008.

At the end of fiscal 2008, each of our non-employee directors hold options to purchase the following number of shares of our common stock: (a) Jack R. Blair, 93,000, (b) Peter C. Farrell, Ph.D, 74,000, (c) Lesley H. Howe, 38,000, (d) Robert J. Hunt, 64,000, (e) Eileen M. More, 48,000, and (f) Hansen A. Yuan, MD, 51,000.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting proxy statement on Schedule 14A.

Robert J. Hunt
Eileen M. More (Chairperson)
Hansen A. Yuan, M.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2008, the Compensation Committee consisted of James C. Blair, Ph.D., Robert J. Hunt, Eileen M. More and Hansen A. Yuan, M.D., all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2008 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2008 and 2007.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2008 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met eleven times in 2008. This report for 2008 is provided by the undersigned members of the Audit Committee of the Board.

Jack R. Blair
Lesley H. Howe (Chairperson)
Robert J. Hunt

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or” filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP for fiscal years 2008 and 2007, and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2008 and 2007.

	Fiscal Year	Fiscal Year
	2008	2007

Audit Fees(1)	$1,211,671	$707,467
Audit-related Fees(2)	—	—
Tax Fees	—	—
All Other Fees(3)	124,418	49,852
Total	$1,336,089	$757,319

(1)	Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.

(2)	Audit Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of financial statements but not listed as “Audit Fees.”

(3)	Includes amounts billed and related out-of-pocket expenses for services rendered during the year. During 2008 and 2007, these fees also included assurance and related services associated with potential and completed asset acquisition transactions.

All fees paid to Ernst & Young LLP for 2008 were pre-approved by the Audit Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of three Class II directors to serve for a three-year term until the annual meeting of stockholders in 2012 and until their successors are elected and qualified. The Board has unanimously nominated Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More for election to the Board as Class II directors. The nominees have indicated that they are willing and able to serve as directors. If Peter C. Farrell, Ph.D., AM, Lesley H. Howe or Eileen M. More becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than three nominees at the Annual Meeting. The Class II directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board recommends a vote “FOR” the election of each of Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More as Class II directors.

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of Peter C. Farrell, Ph.D., AM, Lesley H. Howe and Eileen M. More.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

By Order of the Board of Directors

Alexis V. Lukianov
Chief Executive Officer and Chairman of the Board

San Diego, California
April 1, 2009

YOUR VOTE IS IMPORTANT!

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time NUVASIVE, INC. the day before the cut-off date or meeting date. Have your ATTN: CORPORATE SECRETERY proxy card in hand when you access the web site and follow the 7475 LUSK BLVD. instructions to obtain your records and to create an electronic voting instruction form. SAN DIEGO, CA 92121 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NUINC1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NUVASIVE, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote “FOR” number(s) of the nominee(s) on the line below. Proposals 1 and 2. 0 0 0 Vote On Directors 1. Election of Class II Directors, to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified. Nominees: 01) Peter C. Farrell, Ph.D., AM 02) Lesley H. Howe 03) Eileen M. More Vote On Proposals For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal 0 0 0 year ending December 31, 2009. 3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement. As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Signature(s) of Stockholder(s) Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. NUINC2 NUVASIVE, INC. Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be Held May 21, 2009 The undersigned hereby appoints Alexis V. Lukianov and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Nuvasive, Inc. (the “Company”) to be held on May 21, 2009 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE